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Exhibit 11
                 THE COLUMBIA GAS SYSTEM, INC. AND SUBSIDIARIES
                Statements Re Computation of Per Share Earnings


                                                                                 Three Months                   Six Months
                                                                                    Ended                         Ended
                                                                                   June 30,                      June 30,
                                                                             -------------------           ------------------
                                                                             1996           1995           1996          1995
                                                                             ----           ----           ----          ----
Computation for Statements of Consolidated
- ------------------------------------------
Income ($ in millions)
- ----------------------

Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8.2          30.9           159.5         159.7

- -----------------------------------------------------------------------------------------------------------------------------
Earnings per share of common stock
(based on average shares outstanding) ($)

Earnings on common stock  . . . . . . . . . . . . . . . . . . . . . . .      0.15          0.61            3.04          3.16
- -----------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------
Additional computation of average common
 shares outstanding (thousands) (NOTE)
- -----------------------------------------------------------------------------------------------------------------------------
Average shares of common stock outstanding  . . . . . . . . . . . . . .    55,044        50,568          52,544        50,566
Incremental common shares applicable to
 common stock based on the common stock
 daily average market price:
  Applicable to contingent stock awards . . . . . . . . . . . . . . . .        10            10              10             5
  Applicable to contingent stock options  . . . . . . . . . . . . . . .        66             -              58             -

- -----------------------------------------------------------------------------------------------------------------------------
Average common shares as adjusted . . . . . . . . . . . . . . . . . . .    55,120        50,578          52,612        50,571
- -----------------------------------------------------------------------------------------------------------------------------
Average shares of common stock outstanding  . . . . . . . . . . . . . .    55,044        50,568          52,544        50,566
Incremental common shares applicable to
 common stock based on the more dilutive
 of the common stock ending or daily average
 market price during the year:
  Applicable to contingent stock awards . . . . . . . . . . . . . . . .        10            10              10             5
  Applicable to contingent stock options  . . . . . . . . . . . . . . .       114             -             114             -

- -----------------------------------------------------------------------------------------------------------------------------
Average common shares assuming full dilution  . . . . . . . . . . . . .    55,168        50,578          52,668        50,571

- -----------------------------------------------------------------------------------------------------------------------------

Earnings on common stock
 as adjusted ($)  . . . . . . . . . . . . . . . . . . . . . . . . . . .      0.15          0.61            3.03          3.16

- -----------------------------------------------------------------------------------------------------------------------------

Earnings on common stock assuming full
 dilution ($) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      0.15          0.61            3.03          3.16
- -----------------------------------------------------------------------------------------------------------------------------



NOTE These calculations are submitted in accordance with the Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of Accounting Principles Opinion No. 15 because they result in dilution of less than 3%.





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